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Power of Attorney                                                   Exhibit 24
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Each person who is a Director of The Chase Manhattan Corporation (the
Company) and whose signature appears below hereby authorizes any of Thomas G. Labrecque, Arjun K. Mathrani, Lester J. Stephens, Jr. and
Ronald C. Mayer to execute, in the name of, and on behalf of such person, in such person's capacity as a Director of the Company, the Annual Report on Form 10-K of the Company for year ended December 31, 1994, and any amendments thereto.

IN WITNESS THEREOF, the undersigned have executed this power of attorney on February 15, 1995.


/s/ THOMAS G. LABRECQUE
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(Thomas G. Labrecque)

/s/ RICHARD J. BOYLE
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  (Richard J. Boyle)

/s/ M. ANTHONY BURNS
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 (M. Anthony Burns)

/s/ JOAN GANZ COONEY
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 (Joan Ganz Cooney)

/s/ JAIRO A. ESTRADA
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 (Jairo A. Estrada)

/s/ JAMES L. FERGUSON
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 (James L. Ferguson)

/s/ H. LAURANCE FULLER
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(H. Laurance Fuller)

/s/ WILLIAM H. GRAY, III
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 (William H. Gray, III)


/s/ DAVID T. KEARNS
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  (David T. Kearns)

/s/ DELANO E. LEWIS
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  (Delano E. Lewis)

/s/ PAUL W. MACAVOY
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  (Paul W. MacAvoy)

/s/ JOHN H. MCARTHUR
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 (John H. McArthur)

/s/ DAVID T. MCLAUGHLIN
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(David T. McLaughlin)

/s/ EDMUND T. PRATT, JR.
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(Edmund T. Pratt, Jr.)

/s/ HENRY B. SCHACHT
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 (Henry B. Schacht)

/s/ DONALD H. TRAUTLEIN
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(Donald H. Trautlein)